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           [LETTERHEAD OF DALBY, WENDLAND & CO., P.C. APPEARS HERE]


                                                                   EXHIBIT 23.2
                                                                   ------------


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the use in this Registration Statement of Vail Banks, Inc. on Form SB-2 of our reports on the financial statements of Cedaredge Financial Services, Inc., and its subsidiary, dated December 30, 1997, Telluride Bancorp, Ltd. and its subsidiaries, dated February 27, 1998, and the reviewed financial statements of Telluride Bancorp, Ltd. and its subsidiaries, dated November 4, 1998, appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ DALBY, WENDLAND & CO., P.C.
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Dalby, Wendland & Co., P.C.

November 6, 1998